Exhibit 10.9

English Translation

Commitment Letter

Contract No.: Yin Hu Yi Wen Cheng Zi 20170512 No.001

Party A:	Tianjin Pilot Free Trade Zone Branch, Ping An Bank Co., Ltd.

Address:	101, Gate 1, Tower #1, Ronghe Plaza, No. 168, Xisi Road, China (Tianjin) Pilot Free Trade Zone (Tianjin Airport
Economic Area), Tianjin, China

Tel:	022-59060622	Fax:

Principal:	Wei Huisheng	Title:	President

Party B:	Sohu.com Inc.

Address:	1209 Orange Street, Wilmington, County of New Castle, Delaware, USA

Tel:	010-62726666	Fax:

Principal:	Joanna Lv	Title:	Acting Chief Financial Officer

Whereas,

1.	According to the Credit Agreement (Contract No. Ping Yin Hu Yi Wen Zong Zi 20170512 No.002) made between Beijing Sohu New Media Information Technology Co., Ltd. (as the borrower, hereinafter referred to as “Beijing Sohu”) and Party A, as the lender, on May 19, 2017 as amended and supplemented from time to time (“Beijing Sohu Loan Agreement”), Party A agrees to provide a loan of not more than RMB 1 billion (“Beijing Sohu Loan”) to Beijing Sohu pursuant to the terms and conditions of Beijing Sohu Loan Agreement;

2.	According to the Credit Agreement (Contract No. Ping Yin Hu Yi Wen Zong Zi 20170512 No.001) made between Fox Information Technology (Tianjin) Limited (as the borrower, hereinafter referred to as “Tianjin Fox”) and Party A, as the lender, on May 19, 2017 as amended and supplemented from time to time (“Tianjin Fox Loan Agreement”), Party A agrees to provide a loan of not more than RMB 1 billion (“Tianjin Fox Loan”) to Tianjin Fox pursuant to the terms and conditions of Tianjin Fox Loan Agreement;

3.	According to the Credit Agreement (Contract No. Ping Yin Hu Yi Wen Zong Zi 20170512 No.003) made between Tianjin Jinhu Culture Development Co., Ltd (as the borrower, hereinafter referred to as “Tianjin Jinhu”) and Party A, as the lender, on May 19, 2017 as amended and supplemented from time to time (“Tianjin Jinhu Loan Agreement”), Party A agrees to provide a loan of not more than RMB 500 million (“Tianjin Jinhu Loan”) to Tianjin Jinhu pursuant to the terms and conditions of Tianjin Jinhu Loan Agreement;

4.	Beijing Sohu, Tianjin Fox and Tianjin Jinhu are hereinafter referred to collectively as the “Borrowers”, and the Borrowers and Party B and their respective affiliated legal persons are hereinafter referred to collectively as “Sohu Group”. Beijing Sohu Loan Agreement, Tianjin Fox Loan Agreement and Tianjin Jinhu Loan Agreement are hereinafter referred to collectively as the “Loan Agreements”. Beijing Sohu Loan, Tianjin Fox Loan and Tianjin Jinhu Loan are hereinafter referred to collectively as the “Loans”. As a condition Party A provides the Loans to the Borrowers, Party B is willing to issue this commitment letter and expressly undertakes to perform relevant obligations owed to Party A according to the terms and conditions hereof. For the purpose hereof, “affiliated legal person” means, in respect of any entity, any legal person who controls, is controlled by or is in common control with such entity.

The parties hereby agree as follows:

1.	Definitions and Interpretations

Except as otherwise required or defined herein, the terms and expressions defined in the Loan Agreements or interpreted for the purpose of the Loan Agreements shall have the same meanings when they are used herein.

2.	Rights and Obligations

2.1	Subject to that the Loan Agreements become effective and that Party A issues Loans according to the Loan Agreement in time, Party B hereby undertakes irrevocably to Party A that before the termination of the Loan Agreement or the satisfaction of the principal, interest and credit realization expense under the Loan Agreement:

i.	if the Borrowers under any Loan Agreement have difficulty to repay the Loan, upon written request of Party A, subject to the laws of the relevant jurisdiction and China laws and regulations, Party B shall, to the extent of the equity it holds directly or indirectly, use its best efforts to cause Changyou.com Limited (NASDAQ: CYOU, “Changyou”), subject to applicable law and fiduciary principles, to pay a cash dividend to Changyou’s shareholders. Party B Shall ensure the dividends it obtains may be circulated freely in the Sohu Group so that the Borrowers are able to timely repay the principal and interest of the due Loan under the Loan Agreement to Party A;

ii.	if Party B fails to procure the Borrowers to repay the principal and interest of the due Loan under the Loan Agreement through the above channel of distribution of dividends, and it is unable to do so by other means, upon written request of Party A, subject to the laws of the relevant jurisdiction and China laws and regulations, Party B shall use its best effort to procure and cooperate with the disposal of shares of Changyou held directly or indirectly by it. Party B shall ensure the proceeds it obtains through disposal of the stocks may be circulated freely in the Sohu Group so that the Borrowers are able to timely repay the principal and interest of the due Loan under the Loan Agreement to Party A;

iii.	Party B shall ensure that the balance of net cash in the scope of its consolidated statement shall not be less than USD 200 million at any time. Among them, the balance of net cash = the ending balance of cash and cash equivalents + restricted cash pertaining to Interest-bearing liabilities provided by third parties + the ending balance of the financial products and short-term investment included in other accounting items – the ending balance of the interest-bearing debts provided by any third party – the total amount of any security provided to any third parties.

2.2	Rights and Obligations of Party A

i.	Party A shall issue the Loans according to the schedule specified in the Loan Agreements;

ii.	If Party B breaches Article 2.1(iii), or fails to cooperate in accordance with Article 2.1(i) and Article 2.1(ii), Party A has the right to declare that the Loans under each Loan Agreement becomes due and payable immediately, and to exercise relevant rights according to relevant provisions of the Loan Agreements.

3.	Transfer

Party B may not transfer any right or obligation hereunder without the prior written consent of Party A. Party A may transfer, assign or otherwise dispose of any or all rights, interests and/or obligations (if any) hereunder and shall notify Party B, without requiring Party B’s consent.

4.	Breaching Liability

The provisions of Article 7 (“Breach of Contract”) of the Loan Contracts shall apply to this commitment letter mutatis mutandis. However, any reference to the “Loan Agreements” or “this Agreement” shall be reference to “this commitment letter”, and any reference to “Borrowers” shall be reference to “Party B”.

5.	Miscellaneous

5.1	Severability

If any provision hereof is or becomes illegal, invalid or unenforceable in any respect according to any law of any jurisdiction, that shall not affect or prejudice the legality, validity or enforceability of such provision in any other jurisdiction or the legality, validity or enforceability of other provisions hereof.

5.2	Effectiveness

This commitment letter shall become effective when the legal representatives/principals or authorized signatories of both parties sign or seal.

5.3	Language

This commitment letter is executed in Chinese by the parties hereto.

5.4	Counterparts

This commitment letter is made in four (4) counterparts. Each party hereto holds two (2) counterparts. All counterparts have equal legal force.

5.5	Applicable Law and Jurisdiction

This commitment letter and the rights and obligations of the parties hereunder shall be governed by and interpreted according to China law. Party A and Party B agree that any dispute relating to this commitment letter shall be resolved first through negotiation, and, if negotiation fails, be submitted to the people’s court at the place of Party A.

[Signature Page of Commitment Letter]

Party A (seal): Tianjin Pilot Free Trade Zone Branch, Ping An Bank Co., Ltd.

Signature of principal/authorized signatory: /s/ Wang Lu

Date: May 19, 2017

Party B (seal): Sohu.com Inc.

Signature of principal/authorized signatory: /s/ Joanna Lv

Date: May 19, 2017